EXHIBIT 10.1(B)

                                 PROMISSORY NOTE

$500,000                          Houston, Texas                   June 14, 2000


      Blastco Services Company, a Texas corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Industrial Holdings, Inc. (hereinafter called "Holder"), or its registered assigns, the principal sum of Five Hundred Thousand Dollars ($500,000), together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

                                    ARTICLE I

                                   DEFINITIONS

      For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

      "EVENT OF DEFAULT" has the meaning specified in Section 3.01.

      "INDEBTEDNESS" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable; (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds; (iii) for all trade debt of the Person; and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

                                    - Ex-4 -

      "MATURITY DATE", when used with respect to the Note means June 13, 2002 (or such earlier date upon which the Note becomes due and payable).

      "NOTE" means this Promissory Note in the original principal amount of $500,000.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "SIGNIFICANT SUBSIDIARY" means at any time, any Subsidiary of the Company that constitutes a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

      "SUBSIDIARY" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    PAYMENTS

      Section 2.01. INTEREST. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate equal to 9% per annum calculated on the basis of a 360-day year. All past due amounts of principal and interest shall bear interest at 15% per annum calculated on the basis of a 360-day year until paid.

      Section 2.02. PAYMENT OF PRINCIPAL AND INTEREST. Subject to Section 2.03 hereof, the principal and unpaid interest of this Note shall be due and payable in full on the Maturity Date.

      Section 2.03. PREPAYMENTS. At any time before the Maturity Date, the Company may prepay all or any part of this Note without penalty in whole or in part. All payments made under this Note shall be applied first to accrued interest, and the balance, if any, to principal; provided, however, that interest shall accrue under any remaining principal balance and shall be payable at the rate provided above.

      Section 2.04. MANNER OF PAYMENT UPON MATURITY. At maturity, payment of principal and interest on this Note will be made by delivery of checks to Holder at its address as set forth in this Note or wire transfers pursuant to instructions from Holder. If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.

                                    - Ex-4 -

                                   ARTICLE III
                                    REMEDIES

     Section 3.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

            A. the Company defaults in the payment of the principal or interest of the Note when such principal or interest becomes due and payable; or

            B. the Company breaches (i) any of its covenants set forth in
Section 4.07 of this Note or (ii) any of its representations, warranties, covenants or agreements in that certain Stock Purchase Agreement (the "Purchase Agreement") dated June 13, 2000 but effective as of April 1, 2000 among the Company, Holder, and Gary H. Martin and William R. Massey (the "Purchasers"); or

            C. the Company or any Significant Subsidiary defaults in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness of the Company or any Significant Subsidiary (other than the Indebtedness evidenced by the Note or good-faith disputes with trade creditors) having an aggregate principal amount in excess of $5,000 and such default remains uncured for a period of 15 days; or

            D. a court of competent jurisdiction enters a final and non-appealable judgment or judgments against the Company or any Significant Subsidiary or any property or assets of the Company or any Significant Subsidiary for the payment of money aggregating $50,000 or more in excess of applicable insurance coverage; or

            E. a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary; or

            F. the Company or any Significant Subsidiary: (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; (ii) files a petition, answer or consent seeking reorganization or similar relief under any applicable federal or state law; (iii) makes an assignment for the benefit of creditors; or (iv) admits in writing its inability to pay its debts generally as they become due; or

            G. the Company or any Significant Subsidiary (i) merges or consolidates with or into any other Person; or (ii) the Company or any Significant Subsidiary dissolves or liquidates; or (iii) the Company or any Significant Subsidiary sells all or any substantial portion of its assets.

      Section 3.02. ACCELERATION OF MATURITY. This Note and all accrued interest shall automatically become immediately due and payable if an Event of Default occurs.

                                    - Ex-4 -

                                  ARTICLE IV
                                   COVENANTS

      The Company covenants and agrees that, so long as this Note is outstanding:

      Section 4.01. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

      Section 4.02. CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

      Section 4.03. TAXES; CLAIMS; ETC. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charges will have a material adverse effect on the business of the Company; PROVIDED, however, that neither the Company nor any Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

      Section 4.04. MAINTENANCE OF EXISTENCE AND PROPERTIES. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

      Section 4.05. COMPANY REPORTS. Within 10 days of a request from Holder, the Company shall deliver to Holder a copy of its unaudited financial statements for the most recent month ended prior to such request, which shall include a balance sheet, an income statement and a statement of cash flow, together with a certificate from the President of the Company that such financial statements are true and correct and are in accordance with the books and records of the Company and present fairly the financial condition of the Company as of the dates, and for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied. As soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported by the Company substantially in accordance with generally accepted accounting principles consistently applied and audited by independent public accountants.

                                    - Ex-4 -

      Section 4.06. NOTICE OF DEFAULTS. The Company will promptly notify the Holder in writing of the occurrence of (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Indebtedness.

      Section 4.07. NEGATIVE COVENANTS. Without the prior written consent of the Holder, the Company or any Subsidiary will not (i) consolidate or merge with or sell or transfer all or any portion of its assets to any Person, except that the Company shall be allowed to sell the assets of its gas measurement business provided that the proceeds of such sales are used to pay either this Note or the other promissory notes issued by the Company or the Purchasers pursuant to the Purchase Agreement and that the Company shall be allowed to sell any other assets of the Company provided that the proceeds of such sales are used to pay debt owed by the Company to Persons that are not related to or affiliated with the Company or the Purchasers, (ii) authorize or effect the payment of dividends on or the redemption or repurchase of any capital stock of the Company, (iii) increase the salary of any employee by more than 15% in any given year or hire an employee at a rate 15% higher than previously paid to employees in similar positions, (iv) enter into or engage in any transaction or agreement with any Person related to or affiliated with the Company, or (v) make payments exceeding $25,000 per month in the aggregate pursuant to any aircraft leases or charges associated with such aircraft leases, such as fuel or pilot expenses.

      Section 4.08. COMPLIANCE WITH LAWS. The Company will promptly comply with all laws, ordinances and governmental rules and regulations to which it is subject.

                                    ARTICLE V
                                  MISCELLANEOUS

      Section 5.01. COLLECTION FEES. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

      Section 5.02. CONSENT TO AMENDMENTS. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holders of a majority of the aggregate principal amount of the Note.

      Section 5.03. BENEFITS OF NOTE. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

      Section 5.04. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

                                    - Ex-4 -

      Section 5.05. TRANSFER. This Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person.

      Section 5.06. NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, or sent by telecopier, at the address or telecopier number as any party hereto shall specify from time to time.

      Section 5.07. SEVERABILITY CLAUSE. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

      Section 5.08. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

      Section 5.09. USURY. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, +and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

                                    - Ex-4 -

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                              BLASTCO SERVICES COMPANY


                              Name:/S/ GARY MARTIN
                              Title: PRESIDENT

Pay to the order of Comerica Bank-Texas, Agent, a Texas banking association with full recourse, and with full warranty and representation as specified in that certain Collateral Assignment of Notes from the undersigned to Comerica Bank-Texas, as Agent.

                              Industrial Holdings, Inc.

                              By:/S/ CHRISTINE A. SMITH
                              Name: Christine A. Smith
                              Title: Executive Vice President

                                    - Ex-4 -